Foreign Profit Corporation ENVIRATRENDS, INC. Filing Information
Document Number	F09000003916
FEI/EIN Number	270566627
Date Filed	10/01/2009
State	WY
Status	ACTIVE
Principal Address 1900 MAIN ST., SUITE 312
SARASOTA FL 34236 Mailing Address 1900 MAIN ST., SUITE 312
SARASOTA FL 34236 Registered Agent Name & Address JONES, BRAXON P
1900 MAIN ST., SUITE 312
SARASOTA FL 34239 US Officer/Director Detail Name & Address Title CDP HARABURDA, RUSSELL
1900 MAIN ST., SUITE 312
SARASOTA FL 34236 Title DS JONES, BRAXTON
1900 MAIN ST., SUITE 312
SARASOTA FL 34236